EXHIBIT 3.1.1

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           BRIGHAM EXPLORATION COMPANY

          Brigham Exploration Company, a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"),

          DOES HEREBY CERTIFY:

          FIRST: That in lieu of a meeting and in accordance with Section 141(f) of the Delaware General Corporation Law, the Board of Directors of the Corporation has given written consent to the adoption of resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered by the stockholders of the Corporation entitled to vote thereon. The resolution setting forth the proposed amendment is as follows:

          NOW THEREFORE, BE IT RESOLVED, that, subject to the approval by the holders of the requisite number of shares of capital stock of the Corporation, the Certificate of Incorporation of the Corporation be amended as follows:

         1.       By adding to Article FIFTH a new paragraph (g) as follows:

                           "(g) Action Taken by Stockholders Without a Meeting.
                  Any action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, but only if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of record of all the outstanding shares of capital stock of the Corporation then entitled to vote thereon."

          SECOND: That in lieu of a meeting and a vote of stockholders, the stockholders of the corporation have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, pursuant to which the necessary number of shares as required by statute and by the Certificate of Incorporation of the Corporation were voted in favor of the amendment, and written notice of the adoption of such amendment has been given as provided in Section 228 of the Delaware General Corporation Law to every stockholder entitled to such notice.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

          IN WITNESS WHEREOF, Brigham Exploration Company has caused this certificate to be signed by its duly authorized officer on this 6th day of May, 1997.

                                             BRIGHAM EXPLORATION COMPANY



                                             By: /s/ Anne L. Brigham
                                                --------------------------------
                                             Name: Anne L. Brigham
                                             Title: Executive Vice President

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           BRIGHAM EXPLORATION COMPANY

          Brigham Exploration Company, a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"),

          DOES HEREBY CERTIFY:

          FIRST: That in lieu of a meeting and in accordance with Section 141(f) of the Delaware General Corporation Law, the Board of Directors of the Corporation has given written consent to the adoption of resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered by the stockholders of the Corporation entitled to vote thereon. The resolution setting forth the proposed amendment is as follows:

          RESOLVED FURTHER, that, subject to stockholder approval of the Amendment, the first paragraph of the Article numbered "Fourth" of the Certificate of Incorporation of the Company be amended and restated to read in its entirety as follows (with the remainder of Fourth Article to remain unchanged):

         "FOURTH: The total number of shares of all classes of stock which the Company shall have authority to issue is 60,000,000 shares, consisting solely of 10,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), and 50,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock)."

          RESOLVED FURTHER, that subject to stockholder approval of the Amendment, the proper officers of the Company are hereby authorized and directed to execute a Certificate of Amendment reflecting the Amendment and to file the Certificate of Amendment with the Secretary of State of Delaware.

          SECOND: That during the May 18, 2000 annual meeting of the stockholders, the stockholders of the Company voted to approve the amendment.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

          IN WITNESS WHEREOF, Brigham Exploration Company has caused this certificate to be signed by its duly authorized officer on this 22nd day of May, 2000.

                                                 BRIGHAM EXPLORATION COMPANY



                                                 By: /s/ David T. Brigham
                                                    ----------------------------
                                                 Name:   David T. Brigham
                                                 Title:  Vice President